                                 STATE OF NEBRASKA
                              DEPARTMENT OF INSURANCE

                                   CERTIFICATION

                                   April 22, 1997

     I, Robert G. Lange, Director of Insurance of the State of Nebraska, do hereby certify that the attached is a full and correct copy of

               ARTICLES OF AMENDMENT TO THE ARTILES OF INCORPORATION

                                       OF THE

                            LINCOLN BENEFIT LIFE COMPANY

                         DOMICILED IN THE STATE OF NEBRASKA

Now on file and forming a part of the records of this Department.

I hereto subscribe my name under the seal of my office, at Lincoln, Nebraska.


                                     /s/ Robert G. Lange
                                     ---------------------------------
                                          Director of Insurance

                        ARTICLES OF INCORPORATION OF
                        LINCOLN BENEFIT LIFE COMPANY

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, do hereby associate ourselves together for the purpose of being and becoming a corporation under and pursuant to the laws of the State of Nebraska and for that purpose do hereby adopt the following articles of incorporation, to-wit:

                                   ARTICLE I.

     The name of this corporation shall be Lincoln Benefit Life Company.

                                   ARTICLE II.

     The principal place of business of this corporation shall be in the City of Lincoln, Lancaster County, Nebraska.

                                   ARTICLE III.

     The objects, purposes, and general nature of the business of this corporation shall be to transact the business of a burial association as provided for in Chapter 24, Article 18 of the Compiled Statutes of Nebraska for 1929, as amended; to that end this corporation shall have power to do and perform all such acts and things as may be necessary or convenient to carry out the purposes intended by the organization of this corporation, and not inconsistent with law; to acquire, own, buy, sell, mortgage, encumber, and convey real estate necessary or incident to such business and to lease or sublet the same; to acquire, buy, sell, assign, deal in and with, pledge, and encumber securities, including stocks of corporations including the stock of this corporation, choses in action, and personal property of all kinds necessary, convenient, or incident to the prosecution and maintenance of its said business; to borrow and loan money and to incur indebtedness; to execute any and all contracts necessary or incidental to the continuance and management of a general burial association business; through its authorized officers, to do and perform all and every lawful set, convenient or expedient, or necessary, or incidental to the execution and performance of all kinds of legally authorized contracts, and for the maintenance, perpetuity, and prosperity of this corporation; to establish agencies, branches or branch offices at such places as it may deem proper and to appoint such agents and agencies as are, in the discretion of the Board of Directors, advantageous or necessary in the promotion of the business of the corporation; this corporation accepts for its government the lawful requirements and obligations imposed upon burial associations by the laws of the State of Nebraska, and this corporation accepts and shall have all such powers, rights, privileges, and immunities as are granted by the laws of the State of Nebraska to such companies; this corporation shall have a corporate seal bearing the words "Lincoln Benefit Life Company-corporate seal".

                                  ARTICLE IV.

     The amount of the authorized capital stock of this corporation shall be One Hundred Thousand Dollars ($100,000) divided into On Hundred Thousand (100,000) shares of the par value of One Dollar each, which shall be sold at not less than par, and paid for in such lawful manner and on such lawful terms as may be provided by the Board of Directors; fully paid-up shares of the capital stock shall be issued for the amount so fully paid; such fully paid stock shall be forever non-assessable.

                                  ARTICLE V.

     Each share of stock shall be entitled to one vote at all meetings of the stockholders and may be voted in person or by proxy. Proxies must be in writing, must bear the date executed and state the number of shares represented thereby, must name the person or persons who are to act as proxy, and must be filed with the secretary at least 5 days prior to the meeting at which they are to be voted. Proxies may be voted at any regular or special meeting and upon all matters both usual and unusual coming before such meeting.

                                  ARTICLE VI.

     The affairs and business of this corporation shall be conducted by a Board of Directors consisting of not less than five nor more than twenty-one directors as may be provided by the by-laws; the Board of Directors shall be elected by the stockholders from among their number at the annual meeting thereof and shall hold office for the time provided by the by-laws and until their successors are elected and qualified; in the event of any vacancy occurring in the number of directors prior to the date of a stockholders' meeting, the remaining directors shall have the power to fill such vacancy or vacancies and elect directors for the unexpired term; the directors may elect from among their number an Executive Finance Committee to have active charge of the affairs and finances and investments of the corporation and such other powers as may be granted by the by-laws not inconsistent with the law.

                                  ARTICLE VII.

     The officers of this corporation shall consist of a President, Vice President, Secretary, and Treasurer who shall be elected by the Board of Directors from among their number; such officers shall receive such lawful remuneration as may be prescribed by the Board of Directors and shall hold office as prescribed by the by-laws and until their successors are elected and qualified; any person may hold any number of offices except that of President and Vice President as may be provided by the by-laws; the Board of Directors shall have power to appoint such other subordinate officers and agents as they may think proper in their lawful discretion, and shall fix the reasonable compensation and tenure of office thereof.

                                  ARTICLE VIII.

     The undersigned incorporators shall constitute the first Board of Directors of this corporation to hold office until the first annual meeting of the stockholders of the corporation as hereafter specified. The first Board of Directors shall elect officers from among their own number to hold office until their successors shall be elected and qualified; the incorporators, immediately upon the organization of this corporation, shall meet for the purpose of electing such officers and to transact such other business as may be necessary or proper.

                                  ARTICLE IX.

     This corporation shall commence business when these Articles of Incorporation are executed and filed as required by law, and when Ten Thousand Dollars ($10,000) of the capital stock has been fully paid in, and shall thereafter continue for a period of one hundred years unless sooner dissolved as provided by law.

                                   ARTICLE X.

     The Directors shall have the power and authority to make all by-laws and rules for the management and control of the affairs of the corporation and they may alter and amend the same at pleasure.

                                   ARTICLE XI.

     These articles may be amended at any annual or special meeting of the stockholders called for that purpose provided notice of the proposed amendment shall have been mailed to each stockholder not less than ten days prior to said meeting; if such amendment shall be approved by lawful authority and by the holders of a majority of the capital stock, the same shall take effect as an amendment of these articles and the Board of Directors shall thereupon cause the proper officers to subscribe, acknowledge, record, and publish the same as amendments to these Articles, as required by law.

                                   ARTICLE XII.

     The total amount of the indebtedness to which this corporation shall at any time be subject shall in no case, except the liability to the policyholders, exceed at any one time in the aggregate two-thirds of the capital stock actually paid in.

                                   ARTICLE XIII

     The individual property of the holders of the capital stock of this corporation shall be exempt from liability for any debts of the corporation, and this article shall never be altered or repealed.

                                    ARTICLE XIV.

     The annual meeting of the stockholders of this corporation shall be held on the third Monday in January of each year commencing with the year 1939. Special meetings of the stockholders may be held at any time upon direction of the Board of Directors or at the request of the holders of a majority of the capital stock of this corporation, but notice of such special meeting stating the general nature of the business to be transacted thereat shall be mailed to each stockholder of record not less than 30 days prior to the date of such special meeting; at such special meeting the stockholders may transact such business as specified in such notice and none other; at the annual meeting the stockholders shall receive reports of the officers, elect directors, and transact such other business as may properly come before them.

     IN WITNESS WHEREOF, the undersigned have hereto subscribed their names this 11th day of October, 1938.

Witness:                             /s/ Charles H. Sharrick
/s/ Zella Ginsburg                   -------------------------

                                     /s/ J. S. Jones
                                     -------------------------

                                     /s/ Oren S. Copeland
                                     -------------------------

                                     /s/ H.W. Orr
                                     -------------------------

                                     /s/ Herman Ginsburg
                                     -------------------------

                                     /s/ Joseph Ginsburg
                                     -------------------------

                                     /s/ E. A. Kremer
                                     -------------------------

                                     /s/ B. M. Murdock
                                     -------------------------

                                     /s/ A. A. Ashworth
                                     -------------------------

STATE OF NEBRASKA (
                  (SS
LANCASTER COUNTY  (

     On this 11th day of October, 1938, before me, the undersigned, a notary public duly commissioned and qualified for and residing within said state and county personally came Charles H. Sharrick, J. S. Jones, Oren S. Copeland, H.
W. Orr, Herman Ginsburg, Joseph Ginsburg, E. A. Kremer, B. M. Murdock, A. A. Ashworth to me personally known to be the identical persons who signed and executed the foregoing articles of incorporation and they severally acknowledged the execution thereof to be their voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                          /s/ Charles Ledwrith
                                          ------------------------------
                                          Notary Public

My commission expires

July 2, 1942
--------------

               CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                         OF
                            LINCOLN BENEFIT LIFE COMPANY

     The undersigned president and secretary respectively of Lincoln Benefit Life Company, a corporation, do hereby certify that at a special meeting of the stockholders of said corporation duly and legally held at the home office of the company at 1229 N. Street, Lincoln, Nebraska on the 29th day of August, 1949 at 11 o'clock A. M. At this meeting all of the capital stock of said corporation was present, the Articles of Incorporation of said corporation were amended by unanimous vote to read as follows, to-wit:

                                     ARTICLE I

     The name of this corporation shall be Lincoln Benefit Life Company.

                                     ARTICLE II

     The principal place of business of this corporation shall be in the City of Lincoln, in Lancaster County, Nebraska. The resident agent of the corporation shall be Charles H. Sharrick, 1229 N Street, Lincoln, Nebraska.

                                    ARTICLE III

     The object, purposes and general nature of the business of this corporation shall be to make insurance upon the lives of persons and every assurance pertaining thereto or connected therewith, and to grant purchase and dispose of annuities and endowments of every kind and description whatsoever, and to provide an indemnity against death and for weekly or other periodic indemnities for disability occasioned by accident or sickness to the person of the assured, pursuant to the provision of Article II of Chapter 44 of the Revised Statutes of the State of Nebraska for 1933, as amended; to that end this corporation shall have power to do and perform all such acts and things as may be necessary or convenient to carry out the purposes intended by the organization of this corporation and not inconsistent with law; to acquire, own, buy, sell, mortgage, encumber and convey real estate necessary or incident to such business and to cease or sublet the same; to acquire, buy, sell, assign, deal in and with, pledge and encumber securities including stocks of corporations and of this corporation, choses in action, and personal property of all kinds, necessary, convenient or incident to the prosecution and maintenance of the said business; to borrow and loan money; and to incur indebtedness; to execute any and all contracts necessary or incidental to the continuance and management of a general life and disability insurance business; to do and perform all and every lawful act convenient or expedient or necessary or incidental to the execution and performance of all kinds of legally authorized contracts; to establish agencies, branches or branch offices at such places as it may deem proper, and to appoint such agents and agencies as re, in the discretion of the board of directors, advantageous or necessary in the promotion of the business of the corporation; this corporation accepts for its government the lawful requirements and obligations imposed upon the insurance companies by the laws of the State of Nebraska; and this corporation accepts and shall have all such powers, rights, privileges and immunity as are granted by the laws of the State of Nebraska to said companies; and this corporation shall have all such powers as provided by the general incorporation laws of the State of Nebraska.

                                     ARTICLE IV

     The amount of the authorized capital stock of this corporation shall be $200,000.00 divided into the 200,000 shares at a par value of $1.00 each; which shall be sold at not less than par value and paid for in such lawful manner and on such lawful terms as may be provided by the board of directors; fully paid shares of the stock of the corporation shall be issued for the amount so fully paid; such fully paid stock shall be forever nonassessible.

                                     ARTICLE V

     The affairs and business of this corporation shall be conducted by a board of directors consisting of not less than five nor more than twenty-one directors as may be provided in the bylaws; the board of directors shall be elected by the stockholders from among their number at the annual meeting thereof, and shall hold office for the time provided by the bylaws and until their successors are elected and qualified, in the event of any vacancy occurring in the number of directors prior to the date of the stockholders' meeting, the remaining directors shall have the power to fill such vacancy or vacancies and elect directors for the unexpired term; the directors may elect from among their number an executive committee to have active charge of the affairs and the finance and investments of the corporation and such other powers as may be granted by the bylaws not inconsistent with law.

                                     ARTICLE VI

     The officers of this corporation shall consist of a president, one or more vice presidents, a secretary, one or more assistant secretaries, a treasurer and one or more assistant treasurers, who shall be elected by the board of directors; such officers shall receive such lawful remuneration as may be prescribed by the board of directors and shall hold office as prescribed by the bylaws and until their successors are elected and qualified; and person may hold any number of offices except that of president and vice president as may be provided by the bylaws; the board of directors shall have power to appoint such other subordinate officers and agents as to them may seem proper in their lawful discretion and shall fix a reasonable compensation and tenure of office thereof; the board of directors shall prescribe the compensation and duties of all officers, subject to the provision of the bylaws.

                                    ARTICLE VII

     The corporation shall have perpetual existence.

                                    ARTICLE VIII

     The minimum amount of capital with which this corporation shall commence business is $100,000.00.

                                     ARTICLE IX

     The directors shall have the power and authority to make all bylaws and rules for the management and control of the affairs of the corporation and they may alter and amend the same at pleasure.

                                     ARTICLE X

     These articles may be amended at any annual or special meeting of the stockholders called for that purpose, provided that a notice of the proposed amendment shall have been mailed to each stockholder not less than ten days prior to said meeting; if such amendment shall be approved by lawful authority and by the holders of the majority of the capital stock, the same shall take effect as an amendment to these articles; and the board of directors shall thereupon cause the proper officers to subscribe, acknowledge, record and publish the same as amendments to these articles as required by law.

                                     ARTICLE XI

     The individual and private property of the holders of the capital stock of this corporation shall be forever exempt from liability for any of the debts of this corporation.

                                    ARTICLE XII

     The annual meeting of the stockholders of this corporation shall be held on the second Monday in January of each year and no notice of such annual meeting need be given. Special meetings of the stockholders may be held at any time upon direction of the board of directors or at the request of the holders of the majority of the capital stock of this corporation, but notice of such special meeting, stating the general nature of the business to be transacted thereat shall be mailed to each stockholder of record not less than ten days prior to the date of said special meeting; at such special meeting the stockholders may transact such business as specified in such notice and none other; at the annual meeting the stockholders shall receive reports of the officers, elect directors and transact such other business as would properly come before them.

     Articles V and XII of the original articles of incorporation are hereby repealed.

     We further certify that said amended articles of incorporation are duly adopted in accordance with the provisions of sections 44-231 and 21-151 of the Revised Statutes of Nebraska for 1943; and that said amended articles of incorporation have been duly approved by the Department of Insurance of the State of Nebraska.

     IN WITNESS WHEREOF, This certificate has been duly executed by the said Lincoln Benefit Life Company, a corporation, by its president and secretary respectively under the corporate seal this 29th day of August, 1949.

                                LINCOLN BENEFIT LIFE COMPANY,
                                A Corporation,

Witness                       By  /s/ Charles H Sharrick
                                -----------------------------------
Herman Ginsburg                       President
-----------------------

                                /s/ John S Jones
                                ----------------------------------
                                    Secretary

STATE OF NEBRASKA )
                  )SS.
LANCASTER COUNTY  )

     On this 29th day of August, 1949 before me the undersigned, a notary public duly commissioned and qualified for and residing in said state and county, personally came Charles H. Sharrick, president and J. S. Jones, secretary respectively of Lincoln Benefit Life Company, a corporation to me personally known to be the identical persons who signed the foregoing certificate of amendments to the Articles of Incorporation of said corporation as president and secretary respectively; and they severally acknowledge the execution thereof to be their voluntary act and deed as such officers and the voluntary act and deed of the said Lincoln Benefit Life Company, a corporation and the corporate seal of said corporation is thereunto affixed by lawful authority; and the statements contained in said certified are therein truly set forth.

     In witness whereof I have hereunto set my hand and affixed my official seal the day and year last above written.

                                     /s/ Herman Ginsburg
                                    -----------------------------------
                                     Notary Public

            Commission Expires  February 25, 1955
                                -------------------

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            LINCOLN BENEFIT LIFE COMPANY

     The undersigned president and secretary respectively of Lincoln Benefit Life Company, a Nebraska corporation, do hereby certify that at a special meeting of the stockholders of said corporation duly and legally held at the Lincoln Building in Lincoln, Nebraska on the 8th day of October 1962 at 2 o'clock P.M., at which the holders of all of the outstanding stock of the corporation were present, the following resolution was unanimously adopted.

"RESOLVED, by the Stockholders of Lincoln Benefit Life Company, a Nebraska corporation that the resolution of the Board of Directors of the corporation pertaining to the amendment of Article IV of the Articles of Incorporation of the company be and the same is hereby adopted and approved, and the form and contents of same also be adopted and approved, to-wit:

                                     ARTICLE IV

             The amount of the authorized capital stock of this corporation will be $350,000 divided into the 350,000 shares at a par value of $1.00 each; which shall be sold at not less than par value and paid for in such lawful manner and on such lawful terms as may be provided by the Board of Directors; fully paid shares of stock of the corporation shall be issued for the amount so fully paid; such fully paid stock shall be forever non-assessable.

And that the proper officers of the corporation be and they hereby are authorized and directed to execute and file such amendment in the manner and with the effect contemplated thereby, and that such officers be further authorized to take such further action as may be necessary and proper in furtherance of the consummation of all matters contemplated by such amendment."

     That Article IV of the Articles of Incorporation of the Lincoln Benefit Life Company was thereby amended to read as follows:

                                     ARTICLE IV

              The amount of the authorized capital stock of this corporation will be $350,000 divided into the 350,000 shares at a par value of $1.00 each; which shall be sold at not less than par value and paid for in such lawful manner and on such lawful terms as may be provided by the Board of Directors; fully paid shares of stock of the corporation shall be issued for the amount so fully paid; such fully paid stock shall be forever non-assessable.

     IN WITNESS WHEREOF; this certificate has been duly executed by the Lincoln Benefit Life Company, a corporation, by its president and secretary respectively, under the corporate seal this 17th day of October 1962.

                                     LINCOLN BENEFIT LIFE COMPANY
                                     A Corporation,



                                     By  /s/ Samuel E Orebaugh
                                       -----------------------------------
                                             President



                                        /s/ Dale C Tinstman
                                       -----------------------------------
                                            Secretary

STATE OF NEBRASKA )
                  ) ss
LANCASTER COUNTY  )

     On this 17th day of October, 1962 before me the undersigned, a notary public duly commissioned and qualified for and residing in said state and county, personally came Samuel E. Orebaugh, president and Dale C. Tinstman, Secretary respectively of Lincoln Benefit Life Company, a corporation to me personally known to be the identical persons who signed the foregoing certificate of amendments to the Articles of Incorporation of said corporation as president and secretary respectively; and they severally acknowledge the execution thereof to be their voluntary act and deed as such officers and the voluntary act and deed of the said Lincoln Benefit Life Company, a corporation and the corporate seal of said corporation is thereunto affixed by lawful authority; and the statements contained in said certified are therein truly set forth.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year last above written.

                                     /s/ Oscar F Humble
                                    -----------------------------------
                                         Notary Public


My commission expires March 5, 1965
                      --------------

LINCOLN BENEFIT LIFE COMPANY
FEDERAL SECURITIES BUILDING
LINCOLN, NEBRASKA

EXECUTIVE OFFICES

                                   CERTIFICATION

I, R. A. McDaniel, the duly elected and acting Administrative Vice-President of the Lincoln Benefit Life Company, a Nebraska corporation, do hereby certify:

     That, at a Special Meeting of the stockholders of Lincoln Benefit Life Company, held on March 22, 1968, the attached Amended Articles of
Incorporation were adopted by an unanimous vote of all shares of stock outstanding;

     That such meeting was called pursuant to Waiver of all Notice as required by law of such Special Meeting, such Waiver having been executed by all of the outstanding stockholders of record;

     That such Articles of Incorporation had been previously unanimously recommended by a vote of all Directors of Lincoln Benefit Life Company and had previously been approved by the Director of Insurance, Department of Insurance of the State of Nebraska.

                                     /s/ R. A. McDaniel
                                    -----------------------------------
                                         R. A. McDaniel

ATTEST:

/s/ H.A. Zethren
------------------------------
H. A. Zethren, Secretary

                                      AMENDED

                             ARTICLES OF INCORPORATION

                                         OF

                            LINCOLN BENEFIT LIFE COMPANY


                                     ARTICLE I
                         NAME, LOCATION AND RESIDENT AGENT

     SECTION 1. The name of this corporation shall be Lincoln Benefit Life Company, and its principal place of business shall be in the City of Lincoln, Lancaster County, Nebraska.

     SECTION 2. The registered agent of said corporation is Robert B. Crosby, 1107 Federal Securities Building, Lincoln Nebraska, which is also the registered office of the corporation.

                                     ARTICLE II
                                 NATURE OF BUSINESS

     SECTION 1. The nature of the business to be transacted, and the objects and purposes of the company are:

     (a) To make insurance upon the lives of persons, including endowments and annuities and every insurance pertaining thereto and disability benefits.

     (b) To make insurance against loss or expense resulting from the sickness of the insured, or from bodily injury or death of the insured by accident, or both, and every insurance pertaining thereto, including quarantine.

     SECTION 2. The Company may issue every kind of insurance permitted by the Statutes of the State of Nebraska, and any amendments thereto.

     SECTION 3. The Company may issue all types of life insurance and sickness and accident insurance permitted by the laws of the State of Nebraska, and any amendments thereto, to individuals, to "groups of persons" and to "groups of insureds."

     SECTION 4. The company, in addition to the powers herein conferred, shall have all the privileges and powers, and may engage in any activity, permitted insurance corporations organized under the laws of the State of Nebraska; and may do and perform all and every lawful act required as deemed expedient for the conduct of its business, the ownership of its property, or the maintenance, perpetuity, prosperity or welfare of the company.

     SECTION 5. The company shall be authorized to establish separate accounts for amounts which, pursuant to applicable contracts, are paid to the company in connection with pension, retirement or profit-sharing plans or annuities. The income, if any, and the gains or losses, realized, or unrealized, on each such account may be credited to or charged against the amount allocated to such account in accordance with such contract without regard to other income, gains or losses of the company.

                                    ARTICLE III

                                    INVESTMENTS

     The company shall be authorized to invest its funds in a manner not prohibited by the laws of the State of Nebraska.

                                     ARTICLE IV

                                 ADDITIONAL POWERS

     SECTION 1. The Board of Directors may from time to time vote to indemnify and reimburse any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, his or her heirs, estate or personal representatives, for any loss, cost or expense he or she may suffer, including court costs, attorneys' fees and incidental expenses, and further including the amount of any payment properly made to settle or compromise any proceedings in which such director or officer is made a party to any legal proceedings, including appeals therefrom, because of his or her being or having been a director or officer of the company. Provided, however, the directors shall have no power to indemnify or reimburse a director or officer or former director or officer of the corporation in any cause in which he or she shall finally be adjudged in such proceedings to be liable for negligence or misconduct in the performance of his or her duties as such officer or director or former director or officer. The foregoing right of indemnity and reimbursement shall not be exclusive of other rights to which a director or officer may be entitled by law, agreement, vote of stockholders, or otherwise.

                                     ARTICLE V

                               PLAN AND CAPITAL STOCK

     SECTION 1. This company shall do business upon the stock legal reserve plan.

     SECTION 2. The authorized capital stock of the company shall be in the amount of Five Hundred Fifty Thousand (550,000) shares of par value of One Dollar ($1.00) each, and said company shall maintain a capital account of not less than Five Hundred Thousand Dollars ($500,000.00). At the time the company commences doing business, it shall hold surplus funds in an amount in excess of the initial paid-in capital.

     The Board of Directors after an affirmative vote at an annual or special shareholders meeting of at least one-half of the outstanding shares, shall be authorized and empowered to issue and dispose of all or any of the authorized but unissued shares of the capital stock of the company, at not less than par, from time to time as it may determine to be in the best interests of the company and the stockholders thereof.

     SECTION 3. The stock shall be transferable only by the actual delivery of the stock certificate or certificates properly endorsed, and the transfer duly recorded on the stock transfer books of the company.

                                     ARTICLE VI

                                TIME OF COMMENCEMENT

     The corporation shall begin transacting of business under these articles when the same have been filed and approved according to the laws of the State of Nebraska, and shall have perpetual existence, unless sooner dissolved by or in accordance with the laws of the State of Nebraska.

                                    ARTICLE VII
                              PROPERTY OF SHAREHOLDERS

     The private property of the shareholders shall not be subject to the debts of the corporation. The shares of the corporation shall be fully paid and nonassessable.

                                    ARTICLE VIII
                               OFFICERS AND DIRECTORS

     SECTION 1.  The Board of Directors shall consist of not less than five
(5) nor more than twenty-one (21) persons. At each annual meeting of the stockholders the number to be elected and their election shall take place as provided by the By-Laws of the company. The personnal of the directors shall be made up of qualified persons, as provided under the laws of the State of Nebraska.

     SECTION 2. The Board of Directors shall have the general management and control of the business of the company.

     SECTION 3. The officers of the company shall consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be provided for in the By-Laws, and all the officers shall be elected by the Board of Directors in such manner and for such terms as the By-Laws may prescribe.

                                     ARTICLE IX
                         ANNUAL MEETING OF THE STOCKHOLDERS

     SECTION 1. The stockholders shall meet annually on a date prescribed in the By-Laws at the home office of the company for the purpose of electing directors and transacting such other business as may properly come before the stockholders.

     SECTION 2. Each stockholder shall have the right to vote in person or by proxy, and shall be entitled to one vote for each share of stock held by him or her according to the stock transfer books of the company at all annual meetings and at all special meetings legally called. The By-Laws of the Company shall provide a date when the stock transfer books of the company shall be closed for the purposes of determining the stockholders of record for the annual or special meeting to be held.

                                     ARTICLE X
                                     AMENDMENTS

     Amendments to these Articles of Incorporation shall be adopted by two-thirds vote of all the directors, thereafter approved by the Department of Insurance, and thereafter approved by two-thirds vote of all the stock voting in person or by proxy at that annual or legally called special meeting. Notice of such proposed amendments to these Articles of Incorporation shall be sent to all stockholders of record as required in the By-Laws of the Company.

                                     ARTICLE XI
                                   CORPORATE SEAL

     The corporate seal of the company shall contain the words, "Lincoln Benefit Life Company", surrounding the words "Corporate Seal".

                               ARTICLES OF AMENDMENT

                          TO THE ARTICLES OF INCORPORATION

                                         OF

                            LINCOLN BENEFIT LIFE COMPANY

     Pursuant to the provisions of Section 21-2060 of the Nebraska Business Corporation Act, R.R.S. 1943, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

          1.   The name of the corporation is Lincoln Benefit Life Company.

          2. At a Special Meeting of the Company's stockholders, held in the manner prescribed by the Nebraska Insurance Code and the Nebraska Business Corporation Act, the following amendment to the Articles of Incorporation was adopted:

                                     ARTICLE V.

                            PLAN AND AUTHORIZED CAPITAL

          SECTION 1. The Company shall do business upon the stock legal reserve plan.

          SECTION 2. The authorized capital of the Company shall be Seven Hundred Fifty Thousand Dollars ($750,000) consisting of Seven Hundred Fifty Thousand (750,000) shares of common stock of a par value of One Dollar ($1.00) per share.

          SECTION 3. The stock shall be transferable only by the actual delivery of the stock certificate or certificates properly endorsed, and the transfer duly recorded on the stock transfer books of the Company.

          The Board of Directors, after an affirmative vote at an annual or special shareholders' meeting of at least one-half of the outstanding shares, shall be authorized and empowered to issue and dispose of all or any of the authorized but unissued shares of the capital stock of the Company, at not less than par, from time to time as it may determine to be in the best interests of the Company and the shareholders thereof.

          3. The amendment does NOT provide for an exchange, reclassification or cancellation of issued shares.

          4. On May 31, 1973, the Board of Directors unanimously approved this amendment to the Company's Articles of Incorporation.

          5. The sole shareholder of the Company has executed his written consent to this amendment to the Company's Articles of Incorporation, dated May 31, 1973.

          6.   This amendment will have the following effect:


            BEFORE                                  AFTER
--------------------------------------------------------------------------------
NUMBER OF SHARES AUTHORIZED
   Common - 550,000 - $1 par                            750,000 - $1 par

CAPITAL AUTHORIZED
   $550,000                                             $750,000

SHARES ISSUED AND OUTSTANDING
   Common - 550,000 - $1 par                            550,000 - $1 par

CAPITAL ISSUED AND OUTSTANDING
   $550,000                                             $550,000

--------------------------------------------------------------------------------


                                       LINCOLN BENEFIT LIFE COMPANY
Attest:

/s/D. H. Pinkerton                    By /s/Robert H. Rydman
----------------------------             --------------------------------
Secretary                                  President


May 31, 1973

                               ARTICLES OF AMENDMENT

                          TO THE ARTICLES OF INCORPORATION

                                         OF

                            LINCOLN BENEFIT LIFE COMPANY

     Pursuant to the provisions of Section 21-2060 of the Nebraska Business Corporation Act, R.R.S. 1943, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

     1.   The name of the corporation is Lincoln Benefit Life Company.

     2. At a special meeting of the Company's stockholder, held on April 20, 1978 in the manner prescribed by the Nebraska Insurance Code and the Nebraska Business Corporation Act, the following amendment to the Articles of Incorporation was adopted:



                                     ARTICLE V.

                            PLAN AND AUTHORIZED CAPITAL

          Section 1. The Company shall do business upon the stock legal reserve plan.

          Section 2. The authorized capital of the company shall be One Million Dollars ($1,000,000),consisting of One
          Million (1,000,000) shares of common stock of a par value of One Dollar ($1.00) per share.

          Section 3. The stock shall be transferable only by the actual delivery of the stock certificate or certificates properly endorsed, and the transfer duly recorded on the stock transfer books of the Company.

          The Board of Directors, after an affirmative vote at an annual or special shareholders' meeting of at least one-half of the outstanding shares, shall be authorized and empowered to issue and dispose of all or any of the authorized but unissued shares of the capital stock of the Company, at not less than par, from time to time as it may determine to be in the best interests of the Company and the shareholders thereof.

          3. The amendment does NOT provide for an exchange, reclassification or cancellation of issued shares.

          4. On April 20, 1978, the Board of Directors unanimously approved this amendment to the Company's Articles of Incorporation.

          5. The sole shareholder of the Company has approved this amendment to the Company's Articles of Incorporation, dated April 20, 1978.

          6.   This Amendment will have the following effect:


               BEFORE                                  AFTER
--------------------------------------------------------------------------------
NUMBER OF SHARES AUTHORIZED
   Common - 750,000 - $1 par                               1,000,000 - $1 par

CAPITAL AUTHORIZED
   $750,000                                                $1,000,000

SHARES ISSUED AND OUTSTANDING
   Common - 750,000 - $1 par                               750,000 - $1 par

CAPITAL ISSUED AND OUTSTANDING
   $750,000                                                $750,000
--------------------------------------------------------------------------------

                                       LINCOLN BENEFIT LIFE COMPANY
Attest:

/s/Evelyn A. Rauch                     By  /s/C. T. Young
-----------------------------            ---------------------------------
Secretary                                  President


                                    20 April 1978

                               ARTICLES OF AMENDMENT

                                         OF

                             ARTICLES OF INCORPORATION

                                         OF

                            LINCOLN BENEFIT LIFE COMPANY

     The undersigned, President and Secretary of the Lincoln Benefit Life Company, a domestic insurance company, organized under the laws of the State of Nebraska, state the following:

     1.   The name of the corporation is:  Lincoln Benefit Life Company.

     2. With the consent of the sole shareholder of the Company and pursuant to approval of the Department of Insurance, State of Nebraska,
Section 2 of Article V of the Articles of Incorporation is amended to provide as follows:

               Section 2. The authorized capital stock of the company shall be $2,000,000.00, divided into 20,000 share of a par value of $100.00 each.

     3. By this amendment, the stated capital of the Company is increased from $1,000,000.00 to $2,000,000.00.

     This amendment to the Articles of Incorporation was adopted November 7, 1983, with the unanimous approval of the Board of Directors and the consent of the sole shareholder.

            November 7, 1983.

                                       LINCOLN BENEFIT LIFE COMPANY

                                       By  /s/Fred H. Jonske
                                           ---------------------------
                                           Fred H. Jonske, President

Attest:

/s/Evelyn A. Rauch
------------------------------
Evelyn A. Rauch, Secretary

                               Articles of Amendment

                                         of

                             Articles of Incorporation

                                         of

                            Lincoln Benefit Life Company

     The undersigned, President and Secretary of the Lincoln Benefit Life Company, a domestic insurance company, organized under the laws of the State of Nebraska, state the following:

     1.   The name of the corporation is:  Lincoln Benefit Life Company.

     2. With the consent of the sole shareholder of the company and pursuant to approval of the Department of Insurance, State of Nebraska,
Section 2 of Article V of the Articles of Incorporation is amended to provide as follows:

                 Section 2. The authorized capital stock of the company shall be $3,000,000, divided into 30,000 shares of a par value of $100 each.

     By this amendment, the stated capital of the Company is increased from $2,000,000 to $3,000,000.

     This amendment to the Articles of Incorporation was adopted May 25, 1988 with the unanimous approval of the Board of Directors and the consent of the sole shareholder.

May 25, 1988

                                       LINCOLN BENEFIT LIFE COMPANY

                                       By /s/Fred H. Jonske
                                          ----------------------------
                                          Fred H. Jonske, President

Attest:

/s/John J. Morris
---------------------------------
John J. Morris
Vice President and Secretary